                                                                    EXHIBIT 10.1

                        Wolverine Tube, Inc. Supplemental
                        Benefit Restoration Plan

                        (Amended and Restated Effective as of
                                 January 1, 2002)

CONTENTS

================================================================================

         ARTICLE 1. THE PLAN                                                   1
1.1 Restatement of the Plan                                                    1
1.2 Purpose of the Plan                                                        1
1.3 Applicability of the Plan                                                  1

         ARTICLE 2. DEFINITIONS                                                2
2.1 Actuarial Equivalent                                                       2
2.2 Affiliate                                                                  2
2.3 Beneficiary                                                                3
2.4 Benefit Commencement Date                                                  3
2.5 Board                                                                      5
2.6 Change in Control                                                          5
2.7 Code                                                                       6
2.8 Company                                                                    6
2.9 Disability                                                                 7
2.10 Employee                                                                  7
2.11 Employer                                                                  7
2.12 ERISA                                                                     7
2.13 Normal Retirement Date                                                    7
2.14 Participant                                                               7
2.15 Plan                                                                      7
2.16 Plan Administrator                                                        7
2.17 Plan Year                                                                 7
2.18 Retirement Plan                                                           7
2.19 Termination of Service                                                    7

         ARTICLE 3. PARTICIPATION                                              9
3.1 Eligibility                                                                9
3.2 Duration                                                                   9

         ARTICLE 4. RETIREMENT BENEFITS                                       10
4.1 Normal Retirement Benefits                                                10
4.2 Early Retirement Benefits                                                 10

4.3 Disability Retirement Benefits                                            11
4.4 Vested Retirement Benefits                                                12
4.5 Benefits Upon a Change in Control                                         12
4.6 Form of Payment                                                           13
4.7 Reemployment                                                              14

         ARTICLE 5. PRERETIREMENT DEATH BENEFITS                              15
5.1 Eligibility for Preretirement Death Benefits                              15
5.2 Amount of Preretirement Death Benefits                                    15
5.3 Payment of Preretirement Death Benefits                                   15

         ARTICLE 6. FINANCING                                                 16
6.1 Financing                                                                 16
6.2 No Fiduciary Relationship                                                 16
6.3 Unsecured Interest                                                        16

         ARTICLE 7. ADMINISTRATION                                            17
7.1 Administration                                                            17
7.2 Assistance                                                                17
7.3 Appeals from Denial of Claims                                             17
7.4 Tax Withholding                                                           19
7.5 Expenses                                                                  19

         ARTICLE 8. ADOPTION BY AN AFFILIATE; AMENDMENT AND TERMINATION       20
8.1 Adoption by an Affiliate                                                  20
8.2 Amendment and Termination                                                 20

         ARTICLE 9. MISCELLANEOUS PROVISIONS                                  21
9.1 No Contract of Employment                                                 21
9.2 Nonalienation                                                             21
9.3 Severability                                                              21
9.4 Applicable Law                                                            21

ARTICLE 1. THE PLAN

1.1 RESTATEMENT OF THE PLAN
Wolverine Tube, Inc. (the "Company") previously established this supplemental retirement plan for eligible Employees of the Company and its participating Affiliates, effective January 1, 1994. The plan is hereby amended and restated, effective January 1, 2002, and shall continue to be known as the Wolverine Tube, Inc. Supplemental Benefit Restoration Plan (the "Plan").

1.2 PURPOSE OF THE PLAN
The Plan supplements retirement income benefits provided to eligible Employees under the Company's qualified retirement plan. This Plan restores benefits that are curtailed as a result of Code limits that apply to benefits accrued by the eligible Employee under the Wolverine Tube, Inc. Retirement Plan.

The portion of the Plan which restores the benefits affected by the limits described in Code section 415 is intended to be an "excess benefit plan" as defined in ERISA section 3(36). The portion of the Plan which restores benefits affected by the limit on compensation described in Code section 401(a)(17) is intended to be a plan maintained for the purposes of providing deferred compensation to a "select group of management or highly compensated employees" within the meaning of ERISA section 201(2).

Benefits provided under this Plan shall be paid solely from the general assets of the Company. This Plan, therefore, is intended to be exempt from the participation, vesting, funding, and fiduciary requirements of Title I of ERISA.

1.3 APPLICABILITY OF THE PLAN
This Plan applies only to eligible Employees who are in the active employ of the Company or a participating Affiliate on or after January 1, 2002. Unless otherwise provided in a retroactively effective provision of this restatement, any Employee who was covered by the Plan as in effect before January 1, 2002, and who had a Termination of Service before January 1, 2002, shall continue to be entitled to the benefits (if any) provided by the Plan as in effect upon his or her Termination of Service.

ARTICLE 2. DEFINITIONS

Whenever used in the Plan, the following terms shall have the meanings set forth below unless otherwise expressly provided. When the defined meaning is intended, the term is capitalized. The definition of any term in the singular shall also include the plural, whichever is appropriate in the context.

2.1 ACTUARIAL EQUIVALENT
(a) GENERAL RULE. Actuarial Equivalent means a benefit having the same value as the benefit that it replaces. Except as otherwise provided in subsection (b), Actuarial Equivalence shall be based on--

         (1)      the UP-1984 mortality table (unisex); and

         (2)      a 7.5 percent interest rate compounded annually.

(b) LUMP SUM PAYMENTS. Notwithstanding subsection (a) above, the value of lump sum payments shall be computed on the bases of--

         (1)      the "applicable mortality table" as determined under Code
                  section 417(e)(3)(A)(ii)(I) on the date on which the present value is being determined; and

         (2) the annual interest rate for 30-year Treasury securities (as prescribed by the Internal Revenue Service) for the November immediately preceding the first day of the Plan Year in which the distribution occurs.

(c) FUTURE CHANGES. The Actuarial Equivalent assumptions under this Plan are intended to be the same as those in effect under the Retirement Plan. Accordingly, if the Company amends the Retirement Plan to use different assumptions to determine actuarial equivalence, the new assumptions shall replace those described in subsection (a) and/or subsection (b) above (as applicable) at the same time, and in the same manner, as the new assumptions under the Retirement Plan.

2.2      AFFILIATE
Affiliate means--

(a) any corporation while it is a member of the same "controlled group" of corporations (within the meaning of Code section 414(b)) as the Company;

(b) any other trade or business (whether or not incorporated) while it is under "common control" (within the meaning of Code section 414(c)) with the Company;

(c) any organization during any period in which it (along with the Company) is a member of an "affiliated service group" (within the meaning of Code section 414(m)); or

(d) any other entity during any period in which it is required to be aggregated with the Company under Code section 414(o).

2.3 BENEFICIARY
Beneficiary means the person designated by the Participant to receive any benefits due after his or her death under an optional form of payment under section 4.4(b).

2.4 BENEFIT COMMENCEMENT DATE
Benefit Commencement Date means the date on which a Participant's retirement benefits shall commence under Article 4.

(a) NORMAL RETIREMENT. For a Participant who incurs a Termination of Service on or after reaching age 65, the Benefit Commencement Date shall be the Participant's Normal Retirement Date (provided he or she is then eligible for a benefit under section 4.1(a)).

(b) EARLY RETIREMENT. For a Participant who incurs a Termination of Service before qualifying for a normal retirement benefit under section 4.1(a), but after qualifying for an early retirement benefit under section 4.2(a), the Benefit Commencement Date shall be the first day of any month, as elected by the Participant, which coincides with or follows the Participant's Termination of Service. However, the Benefit Commencement Date elected by the Participant under this subsection (b) may not be later than the first day of the month which coincides with or next follows the date on which the Participant attains age 65. A Participant's election under this subsection (b) must be made during an election period that begins when the Employee first becomes a Participant and ends on the date that is one year prior to the Participant's Termination of Service. (Any such election may be revoked or modified as described in subsection (f) below.)

         If a Participant who retires under section 4.2(a) has not made a timely election for a later Benefit Commencement Date under this subsection
         (b), the Participant's Benefit Commencement Date shall be the first day of the month coinciding with or next following the Participant's Termination of Service.

(c) DISABILITY RETIREMENT. For a Participant who incurs a Termination of Service on account of Disability, but before becoming eligible for a normal retirement benefit section 4.1(a) or an early retirement benefit under section 4.2(a), the Benefit Commencement Date shall be the first day of the month coinciding with or next following the later of (1) the Participant's Termination of Service or
         (2) the date on which the Participant reaches age 55.

(d) DEFERRED VESTED RETIREMENT. For a Participant who incurs a Termination of Service before qualifying for a normal retirement benefit under section 4.1(a), an early retirement benefit under section 4.2(a), or a Disability retirement benefit under section 4.3(a), the Benefit Commencement Date shall be one of the following dates, as elected by the Participant:

         (1) the first day of the month coinciding with or next following the date of the Participant's Termination of Service, provided the Participant is eligible to commence his or her benefit under the Retirement Plan as of such date; or

         (2) the first day of any month coinciding with or following the date on which the Participant attains age 55 (but not later than the first day of the month coinciding with or next following the date on which the Participant attains age 65).

         A Participant's election of a Benefit Commencement Date under this subsection (d) must be made during an election period that begins when the Employee first becomes a Participant and ends on the date that is one year prior to the Participant's Termination of Service. (Any such election may be revoked or modified as described in subsection (f) below.) If a Participant who retires under section 4.4(a) has not made a timely election for a later Benefit Commencement Date under this subsection (d), the Participant's Benefit Commencement Date shall be the earliest date on which the Participant could elect to commence his or her benefit under the Retirement Plan.

(e) CHANGE IN CONTROL. For a Participant who is eligible for a benefit under section 4.5(a), the Benefit Commencement Date shall be the first day of the month coinciding with or next following the later of--

         (1)      the Participant's Termination from Service; or

         (2)      the date on which the Participant attains age 55.

(f) PARTICIPANT ELECTIONS. The election of a Benefit Commencement Date under subsection (b) or (d) above shall be made in a manner prescribed by the Plan Administrator. Any such election may be revoked or modified, in accordance with rules prescribed by the Plan Administrator, at any time before the end of the applicable election period. An election that occurs less than one year before the Participant's Termination of Service shall be null and void. (However, an election that is made by a Participant during the month in which he or she first becomes a Participant, or during the month in which this election procedure is first implemented by the Plan Administrator, shall be valid even if such election is less than one year before the Participant's Termination of Service.)

2.5 BOARD
Board means the Company's Board of Directors.

2.6 CHANGE IN CONTROL
Change in Control means any one or more of the following circumstances:

(a) The Company is merged, consolidated, or reorganized into or with another corporation or other legal person, and as a result of such merger, consolidation, or reorganization less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction are held in the aggregate by the holders of Voting Stock (as defined in subsection
         (c)(1) below) of the Company immediately prior to such transaction.

(b) The Company sells or otherwise transfers all or substantially all of its assets to another corporation or other legal person, and as a result of such sale or transfer less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such sale or transfer is held in the aggregate by the holders of Voting Stock of the Company immediately prior to such sale or transfer.

(c) There is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form, or report) each as promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") disclosing that:

         (1) any person (as the term "person" is used in section 13(d)(3) or 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined in under Rule 13d-3 or any successor rule or regulation published under the Exchange Act) of securities representing 15 percent or more of the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors of the Company ("Voting Stock"); or

         (2) any person has, during any period, increased the number of shares of Voting Stock beneficially owned by such person by an amount equal to or greater than 5 percent of the outstanding shares of Voting Stock; provided, however, that transfers of shares of Voting Stock between a person and the affiliates or associates (as such terms are defined under Rule 12b-2 or any successor rule or regulation promulgated under the Exchange
                  Act) of such person shall not be
                  considered in determining any increase in the number of shares of Voting Stock beneficially owned by such person.

(d) The Company files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form, or report or item therein) that a change in control of the Company has occurred or will occur in the future pursuant to any then-existing contract or transaction.

(e) If, during any period of two consecutive years, individuals who at the beginning of any such period constitute the Board cease for any reason to constitute at least a majority thereof; provided, however, that for purposes of this subsection (e), each director who is first elected, or first nominated for election by the Company's stockholders, by a vote of at least two-thirds of the Board members (or a committee thereof) then still in office who were Board members at the beginning of any such period will be deemed to have been a Board member at the beginning of such period.

Notwithstanding subsections (c) or (d) above, unless otherwise determined in a specific case by a majority vote of the Board, a Change in Control shall not be deemed to have occurred for purposes of subsection (c) or (d) solely because (i) the Company, (ii) an entity which the Company directly or indirectly beneficially owns 50 percent or more of the voting securities (a "Subsidiary"), or (iii) any employee stock ownership plan or any other employee benefit plan of the Company or a Subsidiary either files or becomes obligated to file a report or proxy statement under or in response to Schedule 13D, Schedule 14D-1, Form 8-K, or Schedule 14A (or any successor schedule, form, or report or item therein) under the Exchange Act disclosing a beneficial ownership by it of shares of Voting Stock, whether in excess of 15 percent or otherwise, or because the Company reports that a change in control of the Company has occurred or will occur in the future by reason of such beneficial ownership.

The General Counsel of the Company (or the Company's Chief Executive Officer in the event that the Company does not have a General Counsel at the relevant time) shall have the specific authority to determine whether a Change in Control has transpired under this section.

2.7 CODE
Code means the Internal Revenue Code of 1986, as amended, or as it may be amended from time to time. A reference to a particular section of the Code shall also be deemed to refer to the regulations under that section.

2.8 COMPANY
Company means Wolverine Tube, Inc., or any successor thereto who agrees to adopt and continue this Plan.

2.9 DISABILITY
Disability means any physical or mental condition that qualifies a Participant for a disability retirement benefit under the Retirement Plan.

2.10 EMPLOYEE
Employee means any person who is employed by an Employer.

2.11 EMPLOYER
Employer means the Company and each Affiliate that has adopted this Plan for the benefit of its eligible Employees.

2.12 ERISA
ERISA means the Employee Retirement Income Security Act of 1974, as amended, or as it may be amended from time to time. A reference to a particular section of ERISA shall also be deemed to refer to the regulations under that section.

2.13 NORMAL RETIREMENT DATE
Normal Retirement Date means the first day of the month coinciding with or next following the later of the date on which the Participant attains age 65 or incurs a Termination of Service.

2.14 PARTICIPANT
Participant means an Employee who has met, and continues to meet, the eligibility requirements under section 3.1.

2.15 PLAN
Plan means this Wolverine Tube, Inc. Supplemental Benefit Restoration Plan, as amended from time to time.

2.16 PLAN ADMINISTRATOR
Plan Administrator means the Retirement Committee under the Retirement Plan, or any successor to the Retirement Committee.

2.17 PLAN YEAR
Plan Year means the calendar year.

2.18 RETIREMENT PLAN
Retirement Plan means the Wolverine Tube, Inc. Retirement Plan, as amended from time to time.

2.19 TERMINATION OF SERVICE
Termination of Service means the last date on which an individual is compensated as an Employee of the Company or an Affiliate. However, in the case of a Participant who terminates employment after a Change in Control, but within the period that triggers continued pay and benefits under the Participant's individual change in control agreement, Termination of Service means the last date on which the participant is actually employed by the Company or an Affiliate.

ARTICLE 3. PARTICIPATION

3.1 ELIGIBILITY
An Employee shall become a Participant on the date on which the Plan Administrator determines that the Employee's benefits under the Retirement Plan either will be, or have been, curtailed by the limits described in Code section 401(a)(17) or 415.

However, notwithstanding the above, an Employee shall not become a Participant in the portion of this Plan which restores Retirement Plan benefits that have been curtailed as a result of the compensation limit in effect under Code section 401(a)(17) unless he or she is a member of a "select group of management or highly compensated employees" within the meaning of ERISA section 201(2).

3.2 DURATION
An Employee who becomes a Participant under section 3.1 shall remain an active Participant until the earlier of--

(a)      the Participant's Termination of Service;

(b)      the Participant's death; or

(c) the date on which the Plan Administrator declares that the Participant is no longer eligible to participate actively in this Plan.

An individual whose active participation has been terminated under this section
3.2 shall continue to be an inactive Participant until all benefits to which he or she is entitled to under this Plan have been paid.

ARTICLE 4. RETIREMENT BENEFITS

4.1 NORMAL RETIREMENT BENEFITS
(a) ELIGIBILITY. A Participant who incurs a Termination of Service after becoming eligible for a normal retirement benefit under the Retirement Plan shall be entitled to a normal retirement benefit under this section 4.1. Except as otherwise provided in section 4.6, this normal retirement benefit shall be calculated and paid in the form of a single life annuity commencing on the Participant's Benefit Commencement Date.

(b) AMOUNT. A Participant who is eligible for a normal retirement benefit under subsection (a) shall be entitled to a monthly benefit equal to the difference between--

         (1) the monthly benefit to which the Participant would be entitled to under the Retirement Plan commencing as of his or her Normal Retirement Date, but calculated without regard to the compensation and benefit limits in effect under the Retirement Plan pursuant to Code sections 401(a)(17) and 415; and

         (2) the monthly normal retirement benefit payable to the Participant under the Retirement Plan commencing as of his or her Normal Retirement Date.

(c) COMMENCEMENT. Payment of benefits under this section 4.1 shall begin on the Participant's Benefit Commencement Date (as determined under section 2.4(a)).

4.2 EARLY RETIREMENT BENEFITS
(a) ELIGIBILITY. A Participant who incurs a Termination of Service after becoming eligible for an early retirement benefit under the Retirement Plan, but before satisfying the eligibility requirements for a normal retirement benefit under section 4.1(a), shall be entitled to an early retirement benefit under this section 4.2. Except as otherwise provided in section 4.6, this early retirement benefit shall be calculated and paid in the form of a single life annuity commencing on the Participant's Benefit Commencement Date.

(b) AMOUNT. A Participant who is eligible for an early retirement benefit under subsection (a) shall be entitled to a monthly benefit equal to the difference between--

         (1) the monthly early retirement benefit to which the Participant would be entitled under the Retirement Plan commencing as of his or her Benefit Commencement Date, but calculated without regard to the compensation and benefit limits in effect under the Retirement Plan pursuant to Code sections 401(a)(17) and 415; and

         (2) the monthly early retirement benefit that would be payable to the Participant under the Retirement Plan commencing as of the Participant's Benefit Commencement Date.

(c) COMMENCEMENT. Payment of benefits under this section 4.2 shall begin on the Participant's Benefit Commencement Date (as determined under section 2.4(b)).

4.3 DISABILITY RETIREMENT BENEFITS
(a) ELIGIBILITY. A Participant who incurs a Termination of Service on account of Disability, but before satisfying the eligibility requirements for a normal retirement benefit under section 4.1(a) or an early retirement benefit under section 4.2(a), shall be entitled to a disability retirement benefit under this section 4.3. Except as otherwise provided in section 4.6, this disability retirement benefit shall be calculated and paid in the form of a single life annuity commencing on the Participant's Benefit Commencement Date.

(b) AMOUNT. A Participant who is eligible for a disability retirement benefit under subsection (a) shall be entitled to a monthly benefit equal to the difference between--

         (1) the monthly disability retirement benefit to which the Participant would be entitled under the Retirement Plan commencing as of his or her Benefit Commencement Date, but calculated without regard to the compensation and benefits limits in effect under the Retirement Plan pursuant to Code sections 401(a)(17) and 415; and

         (2) the monthly disability retirement benefit that would be payable to the Participant under the Retirement Plan commencing as of the Participant's Benefit Commencement Date.

(c) COMMENCEMENT AND DURATION. Payment of benefits under this section 4.3 shall begin on the Participant's Benefit Commencement Date (as determined under section 2.4(c)). These payments shall continue until the date the Participant's Disability ceases (if such date occurs before the Participant reaches age 65) or the date of the Participant's death.

         A Participant who is receiving a disability retirement benefit under this section 4.3 shall not be entitled to any other benefit under this
         Article 4. However, if the Participant's Disability ceases before he or she attains age 65, and the Participant is reemployed by the Company or an Affiliate when the Disability ends, the Participant shall then be entitled to a benefit determined under section 4.1 or 4.2 above (whichever is applicable) calculated as of his or her subsequent Termination of Service, and considering Compensation earned before the period of Disability, imputed Compensation for the period of Disability, and Compensation earned after the period of Disability. If such Participant is not reemployed by the Company or an Affiliate, the monthly benefit payable after the Disability ends shall redetermined under section 4.2 or 4.4 (whichever is applicable).

4.4 VESTED RETIREMENT BENEFITS
(a) ELIGIBILITY. A Participant who incurs a Termination of Service after becoming eligible for a vested retirement benefit under the Retirement Plan, but before satisfying the eligibility requirements for a normal, early, or Disability retirement benefit under section 4.1(a), 4.2(a), or 4.3(a), shall be entitled to a vested retirement benefit under this section 4.4. Except as otherwise provided in section 4.6, this vested retirement benefit shall be calculated and paid in the form of a single life annuity commencing on the Participant's Benefit Commencement Date.

(b) AMOUNT. A Participant who is eligible for a vested retirement benefit under subsection (a) shall be entitled to a monthly benefit equal to the difference between--

         (1) the monthly vested retirement benefit to which the Participant would be entitled under the Retirement Plan commencing as of his or her Benefit Commencement Date, but calculated without regard to the compensation and benefits limits in effect under the Retirement Plan pursuant to Code sections 401(a)(17) and 415; and

         (2) the monthly vested retirement benefit that would be payable to the Participant under the Retirement Plan commencing as of the Participant's Benefit Commencement Date.

(c) COMMENCEMENT. Payment of benefits under this section 4.4 shall begin on the Participant's Benefit Commencement Date (as determined under section 2.4(d)).

4.5 BENEFITS UPON A CHANGE IN CONTROL
(a) AUTOMATIC VESTING. Notwithstanding any provision in this Plan to the contrary, each Participant who is actively employed on the date of a Change in Control shall become 100 percent vested in the benefit accrued under this Plan as of such date even if the Participant is not yet vested in his or her benefit under the Retirement Plan. If a Participant incurs a Termination of Service after becoming vested under this subsection (a), but before satisfying the requirements for a benefit under section 4.1, 4.2, 4.3, or 4.4 above, such Participant shall be entitled to a benefit under this section 4.5. Except as otherwise provided in section 4.6, this benefit shall be calculated and paid in the form of a single life annuity commencing on the Participant's Benefit Commencement Date.

(b)      AMOUNT. A Participant who is eligible for a benefit under subsection
         (a) shall be entitled to a monthly benefit equal to the benefit the Participant would have been entitled to under the Retirement Plan commencing as of his or her Benefit Commencement Date, assuming--

         (1) the Participant was vested under the Retirement Plan following his or her Termination of Service; and

         (2) the benefit is calculated without regard to the compensation and benefits limits in effect under the Retirement Plan pursuant to Code sections 401(a)(17) and 415.

(c) COMMENCEMENT. Payment of benefits under this section 4.5 shall begin on the Participant's Benefit Commencement Date (as determined under section 2.4(e)).

4.6 FORM OF PAYMENT
(a)      NORMAL FORM OF PAYMENT.

         (1) UNMARRIED PARTICIPANT. Subject to subsection (b) below, the normal form of benefit payable to a Participant who is not married on his or her Benefit Commencement Date shall be a single-life annuity.

         (2) MARRIED PARTICIPANT. Subject to subsection (b) below, the normal form of benefit payable to a Participant who is married on his or her Benefit Commencement Date shall be an annuity which provides reduced monthly payments for the lifetime of the Participant and a survivor annuity for the lifetime of the Participant's spouse. This monthly survivor annuity shall equal 50 percent of the monthly amount payable during the joint lives of the Participant and his or her spouse. The joint and survivor annuity described in this subsection (a)(2) shall be the Actuarial Equivalent of the single life annuity.

(b) OPTIONAL FORMS OF PAYMENT. In lieu of the normal form of payment specified in subsection (a) above, a Participant may elect instead to receive his or her benefit under this Article 4--

         (1) in any one of the optional forms of payment that are available to the Participant under the Retirement Plan; or

         (2)      in a single lump sum payment.

         This election shall be made at a time, and in a manner, prescribed by the Plan Administrator, except that such election must occur during an election period that begins on the date on which the Plan
         Administrator first implements this election procedure and ends on the date that is one year before the Participant's Termination of Service. An election of an optional payment form under this subsection (b) may be revoked or modified, in accordance with rules prescribed by the Plan Administrator, at any time before the end of this election period. A payment form election that occurs within one year of the Participant's Termination of Service shall be null and void. (However, an election that is made by an Employee during the month in which he or she first becomes a Participant, or during the month in which this election procedure is first implemented by the Plan Administrator, shall be valid even if such election is less than one year before the Participant's Termination of Service.)

         Any optional form of payment under this subsection (b) shall be the Actuarial Equivalent of the single life annuity payable over the lifetime of the Participant.

4.7 REEMPLOYMENT
If a Participant incurs a Termination of Service and is subsequently reemployed by the Company or an Affiliate, the Participant shall be subject to benefit suspension and recalculation procedures that are comparable to those in effect under the Retirement Plan, as determined by the Plan Administrator in its sole and absolute discretion.

At a minimum, the procedures specified by the Plan Administrator under this section 4.7 shall provide for:

(a) a recalculation of the Participant's benefit upon his or her subsequent retirement as if the Participant then first retires, considering compensation and service earned by the Participant before and after the absence; and

(b) a reduction to the benefit determined under subsection (a) equal to the Actuarial Equivalent value of payments received by the Participant prior to his or her reemployment.

ARTICLE 5. PRERETIREMENT DEATH BENEFITS

5.1 ELIGIBILITY FOR PRERETIREMENT DEATH BENEFITS
If a Participant with vested rights to a benefits under the Retirement Plan dies before his or her Benefit Commencement Date, and the Participant's spouse or children under the age of 21 are entitled to a preretirement death benefit under the Retirement Plan, such spouse or children shall also be entitled to a preretirement death benefit under this Article 5.

5.2 AMOUNT OF PRERETIREMENT DEATH BENEFITS
A spouse or child of a Participant who is entitled to a preretirement death benefit under section 5.1 shall be entitled to a monthly benefit equal to the difference between--

(a) the preretirement death benefit to which the spouse or child would be entitled under the Retirement Plan commencing as of the earliest date on which such benefit could be payable under the Retirement Plan, but calculated without regard to the compensation and benefits limits in effect under the Retirement Plan pursuant to Code sections 401(a)(17) and 415; and

(b) the preretirement death benefit that is actually payable to the spouse or child under the Retirement Plan if such benefit was to commence as of the earliest payment date.

5.3 PAYMENT OF PRERETIREMENT DEATH BENEFITS
(a)      COMMENCEMENT DATE. Payment of preretirement death benefits under this
         Article 5 shall commence as of the earliest possible date on which such benefits could become payable under the Retirement Plan.

(b) DURATION. Payment of monthly preretirement death benefits shall continue to the spouse or dependent children (as applicable) under this Article 5 for the same period that such benefits are payable under the Retirement Plan.

(c) FORM. The amount payable to the Participant's surviving spouse under this Article 5 shall be paid in the form of a single life annuity. However, the Plan Administrator may, in its sole and absolute discretion, direct that payment be made in some other form. In that event, the benefit paid to the surviving spouse shall be Actuarial Equivalent of the life annuity.

         The amount payable to dependent children shall be paid in the form of a monthly benefit for period determined under subsection (b) above.

ARTICLE 6. FINANCING

6.1 FINANCING
The benefits under this Plan shall be paid either from general assets of the Employers, or from a trust fund whose assets would remain available to the general creditors of the Employers in the event of their insolvency. The decision whether to establish and fund such a trust shall be made by the Company in its sole and absolute discretion.

6.2 NO FIDUCIARY RELATIONSHIP
Nothing contained in this Plan, and no action taken pursuant to the provisions of this Plan, shall create a trust or fiduciary relationship between an Employer and any Participant or Beneficiary. However, in accordance with section 6.1, the Company may establish and fund a trust for the purpose of paying benefits under this Plan, provided the assets of such trust shall be available to the general creditors of the Employers in the event of their insolvency.

6.3 UNSECURED INTEREST
No Participant or Beneficiary shall have any interest whatsoever in any specific asset of the Company or an Affiliate. To the extent that any person acquires a right to receive payments under this Plan, such right shall be no greater than the right of any unsecured general creditor of an Employer.

ARTICLE 7. ADMINISTRATION

7.1 ADMINISTRATION
The Plan shall be administered by the Plan Administrator. The Plan Administrator shall have all powers necessary or appropriate to carry out the provisions of the Plan. It may, from time to time, establish rules for the administration of the Plan and the transaction of the Plan's business.

The Plan Administrator shall have the exclusive right to make any finding of fact necessary or appropriate for any purpose under the Plan including, but not limited to, the determination of eligibility for and amount of any benefit. Benefits under this Plan shall be paid only if the Plan Administrator decides in its discretion that a Participant or Beneficiary is entitled to them.

The Plan Administrator shall have the exclusive right to interpret the terms and provisions of the Plan and to determine any and all questions arising under the Plan or in connection with its administration, including, without limitation, the right to remedy or resolve possible ambiguities, inconsistencies, or omissions by general rule or particular decision, all in its sole and absolute discretion.

To the extent permitted by law, all findings of fact, determinations, interpretations, and decisions of the Plan Administrator shall be conclusive and binding under all persons having or claiming to have any interest or right under the Plan.

7.2 ASSISTANCE
The Plan Administrator may, in its sole and absolute discretion, delegate any of its powers and duties under this Plan to one or more individuals. In such a case, every reference in the Plan to the Plan Administrator shall be deemed to include such individuals with respect to matters within their jurisdiction.

7.3 APPEALS FROM DENIAL OF CLAIMS
If any claim for benefits under the Plan is wholly or partially denied, the claimant shall be given notice of the denial. The Plan Administrator shall give this notice in writing within a reasonable period of time after receipt of the claim. This period will not exceed 90 days after receipt of the claim, except that if the Plan Administrator determines that special circumstances require an extension of time, the period may be extended up to an additional 90 days. Written notice of the extension shall be furnished to the claimant prior to termination of the initial 90-day period, and it shall indicate the special circumstances requiring an extension of time and the date by which the benefit determination is expected.

Notice of any claim denial shall be written in a manner calculated to be understood by the claimant and shall set forth the following information:

(a)      the specific reason or reasons for the denial;

(b) specific reference to pertinent Plan provisions on which the denial is based;

(c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why this material or information is necessary;

(d) an explanation that a full and fair review by the Plan Administrator of the decision denying the claim may be requested by the claimant or his authorized representative by filing with the Plan Administrator, within 60 days after such notice has been received, a written request for review; and

(e)      a statement of the claimant's right to bring a civil action under ERISA section 502(a) following an adverse decision upon review.

If a claimant files a written request for review of a denied claim, the claimant or his or her authorized representative may request, free of charge, reasonable access to and copies of all documents, records, and other information relevant to the claim and may submit written comments, documents, records, and other information relevant to the claim within the 60-day period specified in subsection (d) above. The notice of claim denial shall include a statement of the claimant's rights to review and submit information pursuant to this paragraph.

The review by the Plan Administrator shall take into account all comments, documents, records, and other information submitted by the claimant relating to the claim without regard to whether such material was submitted or considered as part of the initial determination. The decision of the Plan Administrator upon review shall be made promptly, and not later than 60 days after the Plan Administrator's receipt of the request for review. However, if the Plan Administrator determines that special circumstances require an extension of time, this period may be extended up to an additional 60 days. Written notice of the extension shall be furnished to the claimant prior to termination of the initial 60-day period, and it shall indicate the special circumstances requiring an extension of time and the date by which the decision on review is expected.

If the claim is denied, wholly or in part, the claimant shall be given a copy of the decision promptly. The decision shall be in writing and shall be written in a manner calculated to be understood by the claimant. The decision shall include specific reasons for the denial; specific references to the pertinent Plan provisions on which the denial is based; a statement that the claimant may request, free of charge, reasonable access to and copies of all documents, records, and other information relevant to the claim; and a statement of the claimant's right to bring a civil action under ERISA section 502(a).

7.4 TAX WITHHOLDING
The Employers may withhold from any payment under this Plan any federal, state, or local taxes required by law to be withheld with respect to the payment and any sum the Employers may reasonably estimate as necessary to cover any taxes for which they may be liable and that may be assessed with regard to the payment.

7.5 EXPENSES
The Employers shall pay all expenses incurred in the administration of the Plan.

ARTICLE 8. ADOPTION BY AN AFFILIATE; AMENDMENT AND TERMINATION

8.1 ADOPTION BY AN AFFILIATE
An Affiliate may adopt the Plan by action of its board of directors or authorized officers or representatives, subject to the approval of the Board.

8.2 AMENDMENT AND TERMINATION
The Company hereby reserves the right to amend, modify, or terminate the Plan at any time, and for any reason, by action of the Board. However, no amendment or termination shall have the effect of reducing the vested benefits (including benefits which vest upon a Change in Control under section 4.5(a)) accrued by a Participant prior to the date of the amendment or termination.

ARTICLE 9. MISCELLANEOUS PROVISIONS

9.1 NO CONTRACT OF EMPLOYMENT
Nothing contained in the Plan shall be construed to give any Employee the right to be retained in the service of the Company or an Affiliate or to interfere with the right of the Company or an Affiliate to discharge an Employee at any time.

9.2 NONALIENATION
No benefit payable under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge. Any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge shall be void. Benefits shall not be in any manner subject to the debts, contracts, liabilities, engagements, or torts of, or claims against, any Participant or Beneficiary, including claims of creditors, claims for alimony or support, and any other like or unlike claims.

9.3 SEVERABILITY
If any provisions of this Plan shall be held illegal or invalid, the illegality or invalidity shall not affect its remaining parts. The Plan shall be construed and enforced as if it did not contain the illegal or invalid provision.

9.4 APPLICABLE LAW
Except to the extent preempted by applicable federal law, this Plan shall be governed by and construed in accordance with the laws of the State of Alabama.

IN WITNESS WHEREOF, the authorized officers of the Company have signed this document on July 12, 2002, but effective as of January 1, 2002.

                                   WOLVERINE TUBE, INC.

ATTEST:

                                   By __________________________________________

By ____________________________    Its: Chairman of the Compensation Committee

   Its ________________________

                                   By __________________________________________

                                      Its: President and Chief Executive Officer